UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2004

                 Innovate Oncology, Inc. ________
(Exact name of registrant as specified in its charter)

                     Nevada                             33-55254-28                                87-0438641
   (State or other jurisdiction        (Commission                             (IRS Employer
    of incorporation)                        File Number)                            Identification No.)

712 Fifth Avenue, 19th Floor New York, NY 10019
(Address of principal executive offices)

Registrant's telephone number, including area code: 646-723-8944

Hampton Berkshire Insurance and Financial, Inc,
378 North Main, #124; Layton, UT 84041
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

The Registrant has previously reported by press release that it entered into an Agreement to acquire all of the outstanding common stock of Innovate Oncology, Inc., a Delaware Corporation, in exchange for 15,900,000 common shares of the Registrant.

This transaction (the "Acquisition"), which was effective October 1, 2004, was preceded by a 3.8 to 1 reverse split of the Registrant's outstanding common stock, thus reducing its pre-acquisition outstanding common shares. After the issuance of the 15,900,000 shares in the Acquisition, the Registrant has 17,353,242 shares of its common stock issued and outstanding.

The Registrant has also effected the following: (1) changed its corporate name from Hampton Berkshire and Financial, Inc. to Innovate Oncology, Inc., (2) changed its corporate address to New York, and (3) had a complete change of corporate officers and directors.

Section 2- Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

See item 1.01 above. The parties to the Acquisition were unrelated third parties prior to the completion of the Acquisition and the terms thereof were negotiated on an arms-length basis.

Item 2.02 Results of Operations and Financial Condition.

Management's Financial Plan of Operation and Financial Statements for Innovate Oncology, Inc., are attached hereto as Exhibits.

Section 3- Securities and Trading Market

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Acquisition described in Section 1 hereof, the Registrant issued 15,900,000 common shares to the shareholders of Innovate Oncology, Inc., in a nonpublic issuance exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(1), Section (6) and/or Regulation D. The shareholders were all accredited investors.

Section 5- Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Pursuant to the term of the Acquisition described in Section 1 hereof, the sole outstanding officer and director of the Registrant resigned effective October 1, 2004 and a new Board of Directors was elected and new officers were appointed. The names, positions and background information for new management is set forth herein in Exhibit 9-A.

Also, as a part of the Acquisition, the Registrant issued 15,900,000 shares to the shareholders of Innovate Oncology, Inc., which constitutes voting control of the Registrant.

As a part of the Acquisition, Lionel Drage resigned as the sole officer and director of the Registrant and the following two persons were appointed as the principal executive, financial, operating, and accounting officers of the Registrant.

Name Positions

Nigel Rulewski CEO, President & Director

Alan Bowen CFO, Secretary-Treasurer & Director

All other officers and directors of the Registrant are set forth in Exhibit 9-A, attached hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

The Registrant recently amended its articles of to change its corporate name to Innovate Oncology, Inc., and to put of record the 3.8 to 1 reverse stock split effective September 28, 2004.

Section 9- Financial Statements and Exhibits.

The following financial statements are filed as a part of this report:

(a) Audited Financial Statements as of August 31, 2004, on behalf of Innovate Oncology, Inc.

(b) Proforma financial statements reflecting the Acquisition are attached hereto.

(c) The following exhibits are attached hereto:

(i) Exhibit 9-A Business Disclosures Regarding Bioaccelerate, Inc.

(ii) Exhibit 9-B Press Release dated September 8, 2004

(iii) Exhibit 9-C Acquisition Agreement.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Innovate Oncology, Inc.

Date: October 15, 2004 by: /s/ Lionel L. Drage
Lionel L. Drage, CEO, President & Director

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
Innovate Oncology, Inc.

We have audited the accompanying consolidated balance sheet of Innovate Oncology, Inc. and subsidiary (a development stage company) (the "Company") as of August 31, 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period ended August 31, 2004 and for the period from inception (July 21, 2004) to August 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Innovate Oncology, Inc. and subsidiaries as of August 31, 2004, and the results of their consolidated operations and cash flows for the period ended August 31, 2004 and for the period from inception (July 21, 2004 to August 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

 Cacciamatta Accountancy Corporation
Irvine, California
September 30, 2004

Innovate Oncology, Inc.
(A Development Stage Company)
Consolidated Balance Sheet

August 31, 2004

ASSETS			$ -

$ -

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
		Due to related parties	$ 214,238
		Accrued expenses	56,520

		Total current liabilities	$ 270,758

Commitments			$ -

STOCKHOLDERS' DEFICIT
Common Stock, par value $.000; 25,000,000 shares
		authorized, 1,500 issued and outstanding	$ -
		Additional paid in capital	-
		Deficit accumulated during development	(270,758)

		Total stockholders' deficit	$ (270,758)

TOTAL LIABILITIES	AND	STOCKHOLDERS DEFICIT	$ -

The accompanying notes are an integral part of these financial statements.

Innovate Oncology, Inc.
(A Development Stage Company)
Consolidated Statements of Operations

From inception
	Period ended	(July 21, 2004) to
	August 31, 2004	August 31, 2004

General and administrative expenses	$ 270,758	$ 270,758

Net loss	$ (270,758)	$ (270,758)

Basic and diluted
Weighted average shares outstanding	1,500

Net loss per share	$ (180.51)

The accompanying notes are an integral part of these financial statements.

Innovate Oncology, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Deficit

Defict
				Accumulated	Total
	Common Stock		Additional	During	Stockholders'
	Shares	Amount	Paid In Capital	Development	Deficit

Inception, July 21, 2004	-	-	-	-	-

Acquisition of Innovative Oncology Limited	1,500	$ 2	$ (2)	$ -	$ -

Net loss				$ (270,758)	$ (270,758)

Balance, August 31, 2004	1,500	$ 2	$ (2)	$ (270,758)	$ (270,758)

The accompanying notes are an integral part of these financial statements.

Innovate Oncology, Inc.
(A Development Stage Company)
Consolidated Statements of Cash flows

From inception
	Period ended	July 21, 2004 to
	August 31, 2004	August 31, 2004

Cash flows from operating activities
Net loss	$ (270,758)	$ (270,758)
Adjustments to reconcile net loss
to cash used in operating activities
Changes in operating assets and liabilities	270,758	270,758

Net cash from operating activities	$ -	$ -

Cash from investing activities	$ -	$ -

Cash from financing activities	$ -	$ -

Net increase in cash and cash equivalents	$ -	$ -

Cash and equivalents at beginning of period	-	-

Cash and equivalents at end of period	$ -	$ -

Supplemental information
No cash was paid for interest and taxes.
The company issued 1,500 shares of common stock to acquire Innovative Oncology Limited.

The accompanying notes are an integral part of these financial statements.

 INNOVATE ONCOLOGY, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation

On July 21, 2004, Innovate Oncology, Inc. (Innovate) was incorporated in Delaware and acquired 100% of the outstanding shares of Innovative Oncology Limited (Innovative), a United Kingdom corporation, from Bioaccelerate, Inc. (Bioaccelerate), a Delaware corporation, in exchange for 1,500 shares of its common stock. Innovative had no assets, liabilities or operations. Innovate's sole shareholder is Bioaccelerate.

Principles of Consolidation

The consolidated financial statements include the accounts of Innovate and Innovative. All significant inter-company accounts and transactions have been eliminated.

Liquidity

Bioaccelerate has confirmed to the Directors of the Company that it will provide financial support for the next twelve months.

Nature of Business

The Company is a development stage company. Its business strategy is to accelerate and commercialize suitable Oncology compounds. The Company has established relationships with leading academic institutions involved in research and development of possible compounds. The Company provides investment to bridge innovation with capital markets creating economic and time efficiencies which can advance the development of the final product. The Company leverages a network of financial and development resources to enable a product focused fast track commercialization of products in our portfolio.

Concentrations of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with FASB statement No. 2, "Accounting for Research and Development Costs."

Foreign Currency Translation

The Company's primary functional currency is the British Pound. Assets and liabilities are translated using the exchange rates in effect at the balance sheet date. Expenses are translated at the average exchange rates in effect during the year. Translation gains and losses not reflected in earnings are reported in accumulated other comprehensive losses in stockholders' deficit.

Significance of Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts and disclosures contained in these financial statements. Actual results could differ from those estimates.

Stock Based Compensation

The Company has elected to adopt the disclosure only provisions of SFAS No. 148 and will continue to follow APB Opinion No. 25 and related interpretations in accounting for stock options granted to its employees and directors. Accordingly, employee and director compensation expense is recognized only for those options whose price is less than the market value at the measurement date. When the exercise price of the employee or director stock options is less then the estimated fair value of the underlying stock on the grant date, the Company records deferred compensation for the difference and amortizes this amount to expense in accordance with FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Options or Award Plans, over the vesting period of the options.

Stock options and warrants issued to non-employees are recorded at their fair value as determined in accordance with SFAS No. 123 and Emerging Issues Task Force (EITF) No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction With Selling Goods or Services, and recognized over the related service period. .

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation (continued)

During 2004, the Company issued 1,000,000 five year common stock warrants exercisable at $1.00 in connection with the $5 million Credit Facility with Bioaccelerate. No value has been attached to these warrants.

Loss per Share

In accordance with SFAS No. 128, Earnings Per Share, and SEC Staff Accounting Bulletin (SAB) No. 98, basic net loss per common share is computed by dividing net loss for the period by the weighted average number of common shares outstanding during the period. Under SFAS No. 128, diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares, such as stock options and warrants, outstanding during the period. Such common equivalent shares have not been included in the computation of net loss per share as their effect would have been anti-dilutive.

Income Taxes

Income taxes are recorded in accordance with SFAS No. 109, Accounting for Income Taxes. This statement requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion, or all, of the deferred tax asset will not be realized.

The Company is subject to income taxes in the United States of America, United Kingdom, and the state of New York. As of August 31, 2004, the Company had net operating loss carry forwards for income tax reporting purposes of approximately $271,000 that may be offset against future taxable income through 2024. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company's financial instruments include accrued expenses and amounts due to Bioaccelerate. Because of the short- term nature of the accrued expenses, their fair value approximates their recorded value. Because of the related party nature of the amounts due to Bioaccelerate, no fair value can be computed. The Company does not have material financial instruments with off-balance sheet risk.

New Accounting Pronouncements

Accounting standards and interpretations issued by the Financial Accounting Standards Board (FASB) may have a material impact on the Company's financial statements. The adoption of recently enacted FASB standards and interpretations has not had a material effect on the Company's financial condition, results of operations or liquidity.

NOTE 2- EQUITY TRANSACTIONS

On July 21, 2004, the Company issued 1,500 shares of its common stock to Bioaccelerate Inc in exchange for all of the outstanding common stock of Innovative Oncology Limited

On July 21, 2004, in conjunction with the securing of a $5 million credit facility from Bioaccelerate, the Company issued one million five-year warrants to purchase one million of its common stock at $1 per share. No value has been attached to these warrants.

NOTE 3 - CONCENTRATIONS AND COMMITMENTS

Due to Related Parties

The Company's sole source of funds has been through a $5 million credit facility with Bioaccelerate, its sole shareholder. The facility is repayable in the event that the Company raises at least $10 million in equity funding and bears interest at 2% over U.S. Treasury rate. The first funding occurred at the end of August and totaled $214,238. Because the funding was at the end of the period, no interest was owed or accrued at August 31, 2004.

Lease with Related Party

The Company leases its office facilities in New York and London, from Bioaccelerate, for aggregate monthly rents of approximately $9,000 on a month-to-month basis. Rent expense totaled $18,000 during the period.

HAMPTON BERKSHIRE INSURANCE & FINANCIAL INC,.
AND INNOVATE ONCOLOGY, INC.
PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS
[Unaudited]

The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of Hampton Berkshire Insurance & Financial Inc. (a Nevada corporation) ("PARENT") as of June 30, 2004 and the balance sheet of Innovate Oncology, Inc. (a Delaware corporation) ("SUBSIDIARY") as of August 31, 2004, accounting for the transaction as a reorganization of SUBSIDIARY in a manner similar to a reverse purchase with the issuance of common stock of the PARENT for all the issued and outstanding shares of the SUBSIDIARY and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the period. The transaction was not completed as of June 30, 2004.

The following unaudited proforma condensed combined statement of operations combines the results of operations of PARENT for the twelve months ended June 30,  2004 and the results of operations of SUBSIDIARY for the year ended August 31, 2004  as if the transaction had occurred at the beginning of the periods. The  proforma condensed combined financial statements should be read in conjunction with  the separate financial statements and related notes thereto of PARENT and SUBSIDIARY. These proforma financial statements are not necessarily indicative of the combined financial position, had the  acquisition occurred at the end of the  periods indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

  HAMPTON BERKSHIRE INSURANCE & FINANCIAL, INC.
AND INNOVATE ONCOLOGY, INC.
PROFORMA CONDENSED COMBINED BALANCE SHEET
August 31, 2004
ASSETS

 [Unaudited]

Hampton Berkshire

Insurance & Fin. Innovate Oncology, Proforma

June 30, 2004 . August 31,2004 Increase Proforma

[PARENT] [SUBSIDIARY] (Decrease) Combined

____________ _________________ __________ ____________

ASSETS:

Cash $ - $ - $ $ -

FIED ASSETS

Goodwill 53,950

 LIABILITIES AND STOCKHOLDERS' EQUITY LIABILITIES:

Accounts payable $ 8,929 $ 214,238 $ $ 223,167

Accrued expenses - 56,520 56,520

Accrued Interest 2,528 - 2,528

Notes Payable 25,140 - 25,140

____________ _________________ __________ ____________

Total Liabilities 36,597 270,758 - 307,355

____________ _________________ __________ ____________

STOCKHOLDERS' EQUITY:

Preferred stock - - -

[A](23,171)

[B] 15,900

Common stock 24,624 17,353

Additional paid [A] 23,171

in capital 4,775,977 0 [C](4,799,148) 0

Deficit

accumulated

during development

stage (4,837,198) (270,758) [C] 4,837,198 (270,758)

Other Comprehensive

Income - - -

____________ _________________ __________ ____________

Total

Stockholders'

Equity (36,597) (270,758) - (253,405)

____________ _________________ __________ ____________

Total Liabilities and

Stockholders' Equity $ 0 $ 0 $ $ 53,950

____________ _________________ __________ ____________

 See Notes To Unaudited Proforma Condensed Financial Statements.

 HAMPTON BERKSHIRE INSURANCE & FINANCIAL, INC.
AND INNOVATE ONCOLOGY, INC.
PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
[Unaudited]

 Hampton Berkshire

Insurance & Fin Innovate Oncology, Proforma

ancial Inc Inc

June 30, 2004 Aug 31, 2004 Increase Proforma

[PARENT] [SUBSIDIARY] (Decrease) Combined

____________ _________________ __________ ____________

REVENUE $ - $ - $ $ -

____________ _________________ __________ ____________

EXPENSES:

General and

administrative 5,292 270,758 276,050

____________ _________________ __________ ____________

Total Expenses 5,292 270,758 276,050

____________ _________________ __________ ____________

INCOME (LOSS) FROM

OPERATIONS (5,292) (270,758) (276,050)

____________ _________________ __________ ____________

OTHER INCOME (EXPENSE)

Minority interest (681) - (681)

____________ _________________ __________ ____________

Total Other

Income (Expense) (681) - (681)

INCOME (LOSS) FROM

OPERATIONS BEFORE

PROVISION FOR TAXES (5,973) (270,758) (276,731)

PROVISION FOR

INCOME TAXES - - -

____________ _________________ __________ ____________

INCOME (LOSS) FROM

CONTINUING

OPERATIONS (5,973) (270,758) (276,731)

____________ _________________ __________ ____________

DISCONTINUED OPERATIONS:

Loss from

  BASIC NET (LOSS) PER COMMON SHARE $ (.00)

See Notes To Unaudited Proforma Condensed Financial Statements.

HAMPTON BERKSHIRE INSURANCE & FINANCIAL, INC.
AND INNOVATE ONCOLOGY, INC.
NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

[Unaudited]

NOTE 1 - MOBILE DESIGN CONCEPTS, INC.

Hampton Berkshire Insurance and Financial, Inc.(PARENT) formally known as First Capital Resources.com, Inc. (the "Company") is a Nevada corporation, having first been incorporated under the name Jackal Industries, Inc., pursuant to the laws of Utah on April 16, 1986, and subsequently reorganized under the laws of Nevada on December 30, 1993. During 1998, the Company ceased all business operations. The Company's name was changed to First Capital Resources.com, Inc., on April 13, 1999. On February 7, 2003 the Company changed its name to Hampton Berkshire Insurance and Financial, Inc. The Company has no products or services as of June 30, 2004. discontinued its mobile kiosk business effective December 31, 2002 and has been considering other business opportunities since that time.

NOTE 2 - BIOACCELERATE, INC.

On July 21, 2004, Innovate Oncology, Inc. (Innovate) (SUBSIDIARY) was incorporated in Delaware and acquired 100% of the outstanding shares of Innovative Oncology Limited (Innovative), a United Kingdom corporation, from Bioaccelerate, Inc. (Bioaccelerate), a Delaware corporation, in exchange for 1,500 shares of its common stock. Innovative had no assets, liabilities or operations. Innovate's sole shareholder is Bioaccelerate

NOTE 3 - PROFORMA ADJUSTMENTS

On August 23, 2004, SUBSIDIARY entered into an Acquisition Agreement with PARENT . The agreement called for PARENT to issue up to 15,900,000 post-split shares of common stock to the shareholders of SUBSIDIARY for 100% of the outstanding shares of SUBSIDIARY's common stock in a transaction wherein SUBSIDIARY would became a wholly- owned subsidiary of PARENT.

The ownership interests of the former owners of SUBSIDIARY in the combined enterprise will be greater than that of the ongoing shareholders of PARENT and, accordingly, the management of SUBSIDIARY will assume operating control of the combined enterprise. Consequently, the acquisition is accounted for as the recapitalization of SUBSIDIARY, wherein SUBSIDIARY purchased the assets of PARENT and accounted for the transaction as a reverse purchase for accounting purposes.

Proforma adjustments on the attached financial statements include the following:

[A]To record the Cancellation of 19,101,880 shares of common stock of the PARENT and the subsequent 3.8-for-1 reverse stock split.

[B]To issue 15,900,000 shares of common stock to the SUBSIDUARY pursuant to the Agreement and Plan of Reorganization.

[C]To eliminate the equity accounts of SUBSIDIARY, to eliminate the accumulated deficit of PARENT and Additional Paid in Capital to reflect the reverse takeover by the SUBSIDIARY for accounting purposes.

 NOTE 4 - PROFORMA (LOSS) PER SHARE

The proforma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though all shares issued in the acquisition had been outstanding from the beginning of the periods presented.

 Hampton Berkshire Insurance & Financial, Inc Signs Acquisition Agreement to Acquire

Innovate Oncology Inc.

Las Vegas, Nevada, September 7, 2004.

Hampton Berkshire Insurance & Financial Inc. (OTCBB :HBIF.OB), a Nevada corporation, today announced that it has signed a definitive acquisition agreement to acquire Innovate Oncology Inc, a Delaware corporation engaged in the business of pharmaceutical product development.

The acquisition is expected to close sometime in September, 2004. Pursuant to the intended acquisition, Hampton Berkshire will effect a corporate name change, change of management, change of corporate offices and a 3.8 to 1 reverse stock split. The Company hopes to complete the reverse stock split within the next ten to fourteen days. The acquisition will result in the Company having approximately 17.4 million common shares outstanding after the closing.

Innovate Oncology is a company that acquires and develops pharmaceutical compounds focused on the treatment of cancer, which its management believes has potential for substantial medical and commercial value. Innovate has a current portfolio of eight compounds targeted against various cancer and cancer related diseases. The compounds are in various stages of development. Innovate's strategy involves licensing the compounds at a relatively early stage of development, and then developing them through to a level where medical and commercial value can be realized by partnering with large pharmaceutical companies.

Safe Harbor Statement

Certain statements in this press release that are not historical but are forward looking are subject to known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, the Company's failure to complete the intended acquisition of Innovate Oncology, the Company's need to raise equity capital and its ability to obtain equity financing on acceptable terms, if at all, regulatory limitations on the pharmaceutical industry in general and Innovate in particular, working capital constraints, fluctuations in customer demand and commitments, fluctuation in quarterly results, introduction of new services, commercial acceptance and viability of new services, pricing and competition, reliance upon subcontractors, the timing of new technology and product introductions, and the risk of early obsolescence. Further, Innovate is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control, such as announcements and product development by competing product and competing service providers.

Exhibit 9-A

NEWLY APPOINTED DIRECTORS AND EXECUTIVE OFFICERS

Name Age Position

Nigel Rulewski 54 President & CEO

Alan Bowen 61 CFO, Secretary and Director

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors.

Set forth below is certain biographical information regarding Innovate Oncology's executive officers and directors:

DR. NIGEL RULEWSKI, PRESIDENT, CEO & DIRECTOR

Dr. Nigel Rulewski has more than 25 years of clinical and regulatory expertise in drug development, including licensing, registration strategy, FDA presentations and approval negotiations as medical director at companies such as AstraZeneca and Fisons Plc. He joined Innovate Oncology in January 2004 as Chief Executive Officer of Innovate Oncology. Dr. Rulewski is also Chief Medical Officer for Innovate Oncology. Dr. Rulewski founded Evolve Oncology, which is among the publicly traded companies in the Innovate Oncology portfolio.

Prior to joining Innovate Oncology, Dr. Rulewski was Chief Medical Officer and a member of the board of directors at Procept, Inc. from 1998 to 2000. He held the position of Vice President-Medical Affairs at Astra USA, Inc. (now AstraZeneca) from 1990 to 1998, where his responsibilities included reviewing compounds to be in-licensed, negotiating agreements for worldwide or U.S. development rights and evaluating biotechnology companies for acquisition or partnership. In his role as Medical Director for International Operations at UK-based Fisons from 1985 to 1987, Dr. Rulewski's responsibilities included established medical departments for territories including South America, Japan and Israel. He conducted and managed clinical research teams in areas including cardiovascular, respiratory drugs and devices, neurology and AIDS.

Dr. Rulewski earned his medical degree at the University of London, St. Bartholomew's Hospital Medical School in 1977 and practiced medicine for seven years.

There are no agreements or understanding for an officer or director to resign at the request of another person and none of the officers or directors are acting on behalf of or will act at the direction of any other person.

ALAN BOWEN, CFO, SECRETARY AND DIRECTOR

Alan G.R. Bowen, the Company's CFO, Secretary and director, is a graduate in Mathematics from

Birmingham University (UK) and worked within the UK as a graduate trainee for Unilever before moving into retailing with British Shoe Corporation, part of the Sears Group. In 1971, he joined NSS Newsagents and progressed to become Retail Director and then Group Managing Director. He left NSS Newsagents after it was taken over by Gallahers Tobacco and formed an independent business Mayfair Cards, a greetings card company. He retired from Mayfair Greetings Cards in 1999.

Exhibit 9-C

ACQUISITION AGREEMENT

This Agreement, entered into and effective the 23rd day of August, 2004, by, between and among Hampton Berkshire Insurance and Financial, Inc., a corporation organized under the laws of the State of Nevada (hereinafter the "Purchaser"), and the Shareholders ("the Shareholders") of Innovate Oncology, Inc., a Delaware corporation (hereinafter the "Company").

Witnesseth:

WHEREAS, Purchaser wishes to acquire, and Shareholders are willing to exchange, all of the outstanding stock of the Company in exchange for common stock of the Purchaser;

NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, Purchaser and Shareholders approve and adopt this Acquisition Agreement and mutually covenant and agree with each other as follows:

ARTICLE I

Shares to be Transferred and Shares to be Issued

1. a. On the closing date the Shareholders shall transfer to Purchaser certificates for the number of shares of the common stock of the Company described in Schedule "A", attached hereto and incorporated herein, which in the aggregate shall represent all of the issued and outstanding shares of stock of the Company. Such certificates shall be duly endorsed in blank by Shareholders or accompanied by duly executed stock powers in blank with signatures guaranteed. Alternatively, the shareholders may assign their rights to the shares if the shares have not been physically issued in the form of stock certificates, or if the certificates have been lost.

b. In exchange for the transfer of the common stock of the Company pursuant to sub-section 1.a. hereof, Purchaser shall on the closing date and contemporaneously with such transfer of the common stock of the Company to it by the Shareholders, or rights thereto, issue and deliver to the Shareholders the number of shares of common stock of the Purchaser specified on Schedule "B" hereof. (See Paragraph 10.03 (e)).

2. The parties intend that this acquisition and exchange of shares is to be a "tax free" exchange/transaction pursuant to Section 368(a)(1)(b) of the Internal Revenue Code of the United States.

ARTICLE II

Representations and Warranties of Shareholders

2.01 Ownership of Stock.

Shareholders are the record owners and holders of the number of fully paid and non-assessable shares of the Company listed in Schedule "A" hereto as of the date hereof and will continue to own such shares of the stock of the Company until the delivery thereof to the Purchaser on the closing date and all such shares of stock are or will be on the closing date owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferability. The Shareholders will have full power and authority to assign and transfer their shares of the Company in accordance with the terms hereof.

ARTICLE III

Representations and Warranties of the Company and the Shareholders

3.01 Capitalization

Except for this Agreement, there are no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the stock of the Company owned by Shareholders.

3.02 Organization and Authority.

      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary to avoid material liability or material interference in its business operations, and is not subject to any agreement, commitment or understanding which restricts or may restrict the conduct of its business in any jurisdiction or location. The Company is presently qualified to do business in the States of Delaware and New York.

      The outstanding shares of the Company are legally and validly issued, fully paid and non-assessable.

      The Company does not own five percent (5%) or more of the outstanding stock of any corporation, except as listed on the Disclosure Statement.

      The minute book of the Company made available to Purchaser contains complete and accurate records of all meetings and other corporate actions of the shareholders and the Board of Directors (and any committee thereof) of the Company.

      The Disclosure Statement contains a list of the officers, directors and shareholders of the Company and copies of the articles of incorporation and by-laws currently in effect of the Company.

      The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, subject to the approval and adoption by the Shareholders of the Company, violate any provision of the certificate/articles of incorporation or bylaws of the Company, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which the Company is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

      The authorized capital stock of the Company is One thousand Five Hundred (1,500) shares of common stock, $0.001 par value, of which approximately One Thousand Five Hundred (1,500) shares of such stock will be issued and outstanding at the time of closing.

 3.03 Financials.

 (a) Un-audited financial statements (hereafter "financial statements") of the Company for the year ending June 30, 2004, have been delivered by the Company to the Purchaser. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Company as of its date and for the periods covered.

 (b) All accounts receivable, if any, (net of reserves for doubtful accounts) of the Company shown on the books of account on the statement date and as incurred in the normal course of business since that date, are collectible in the normal course of business.

 (c) The Company has good and marketable title to all of its assets, business and properties including, without limitation, all such properties reflected in the balance sheet as of the statement date except as disposed of in the normal course of business, free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, except as shown on said balance sheet as of the statement date and, in the case of real properties except for rights-of-way and easements which do not adversely affect the use of such property. Any encumbrances will be included in the attached Disclosure Statement.

(d) All currently used property and assets of the Company, or in which it has an interest, or which it has in possession, are in good operating condition and repair subject only to ordinary wear and tear.

 3.04 Changes Since the Statement Date. Since the financial statement date, except as disclosed in the Disclosure Statement, there will not have been any material negative change in the financial position or assets of the Company.

 3.05 Liabilities. To the best of the knowledge of management, there are no material liabilities of the Company, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of the Company, its agents or servants occurring prior to the statement date, which are not disclosed by or reflected in said financial statements, except as disclosed in the Disclosure Statement. There are no such liabilities of the Company which have arisen or relate to any transaction of the Company, its agents or servants, occurring since the statement date, other than normal liabilities incurred in the normal conduct of the business of the Company, and none of which have a material adverse effect on the business or financial condition of the Company, except as disclosed in the Disclosure Statement. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Company, except as disclosed in the Disclosure Statement.

 3.06 Taxes. All federal, foreign, county and local income, ad valorem, excise, profits, franchise, occupation, property, sales, use gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Company, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Company, except as provided for in the financial statements of their date, or have been incurred in the normal course of business of the Company since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

 3.07 Accuracy of All Statements Made by Company. No representation or warranty by the Company and Shareholders in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Shareholders pursuant to this Agreement, nor any document or certificate delivered to Purchaser pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

 3.08 Limitation of Subsequent Corporate Actions. It is expressly understood and agreed that the Company, and its affiliates and shareholders, will take all steps necessary to insure that with respect to the operations of the Purchaser for a period of eighteen months following the Acquisition, 1) there shall be no reverse split, 2) no stock shall be issued for less than $1.00 per share, and 3) the assets existing in the new subsidiary, or to be transferred in the new subsidiary, shall remain in place as part of the business operations.

ARTICLE IV

Representations and Warranties of Purchaser

 Purchaser represents and warrants as follows, such representations and warranties to be true and correct both at the date hereof and at the closing, unless otherwise indicated:

 4.01 Organization and Authority.

 The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to enter into and perform the transactions contemplated by this Agreement, and with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary to avoid material liability or material interference in its business operations, and is not subject to any agreement, commitment or understanding which restricts or may restrict the conduct of its business in any jurisdiction or location. The Purchaser is presently qualified to do business Nevada.

 (a) The outstanding shares of the Purchaser are legally and validly issued, fully paid and non-assessable.

 (b) The Purchaser does not own five percent (5%) or more of the outstanding stock of any corporation, except as listed on the Disclosure Statement.

 (c) The minute book of the Purchaser made available to the Company and Shareholders contains complete and accurate records of all meetings and other corporate actions of the shareholders and the Board of Directors (and any committee thereof) of the Purchaser.

 (d) The Disclosure Statement contains a list of the officers, directors and shareholders of the Purchaser and copies of the articles of incorporation and by-laws currently in effect of the Purchaser.

 (e) The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not violate any provision of the certificate/articles of incorporation or bylaws of the Purchaser, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which the Purchaser is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

 (f) The authorized capital stock of the Purchaser is 125 million (125,000,000) shares of common stock, $.001 par value, of which, at the closing, after giving effect to the transactions contemplated by this Agreement, approximately seventeen million three hundred and fifty three thousand (17,353,242) shall be issued and outstanding at time of closing.

 (g) Purchaser represents that at the time of closing it will have no assets or liabilities other than that which is reflected in its audited financial statements.

 (h) Purchaser represents that at the time of closing it has taken all necessary steps to comply with all applicable state and federal securities laws and regulations and that, to the knowledge of the Purchaser, at the time of closing, there is no litigation, arbitration, governmental or other proceeding (formal or informal), claim or investigation pending or threatened, with respect to the Purchasers compliance with any and all applicable securities laws and regulations.

 (i) At the time of closing, without taking into account any of the Shareholders, Purchaser shall have approximately 700 shareholders.

 (j) Purchaser is in compliance with all laws and regulations, including, without limitation, securities laws; Purchaser has made all filings, reports and registrations, and furnished all notices or notifications, required to be filed or made under applicable securities laws (all of the foregoing, "SEC Reports"); and all of Purchaser's SEC Reports comply as to form and substance with applicable securities laws and none contains a material misstatement of fact or omits to state a fact the omission of which would be materially misleading.

 4.02 Performance of This Agreement. The execution and performance of this Agreement and the issuance of stock contemplated hereby, including stock that may be issued upon the exercise of the option agreements referred in Section 2.02, has been authorized by the board of directors of Purchaser.

 4.03 Financials.

 (a) True copies of the audited financial statements of the Purchaser as of December 31, 2003 have been delivered by the Purchaser. These statements have been examined and certified by certified public accountants. Un-audited Interim financial statements through June 30, 2004 have also been delivered to the Company. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition and earnings of the Purchaser for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

 (b) All accounts receivable, if any, (net of reserves for doubtful accounts) of the Purchaser shown on financial statement, and as incurred in the normal course of business since that date, are collectible in the normal course of business.

 (c) The Purchaser has good and marketable title to all of its assets, business and properties including, without limitation, all such properties reflected in the aforementioned balance sheet, except as disposed of in the normal course of business, free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, except as shown on said balance sheet, and, in the case of real properties, except for rights-of-way and easements which do not adversely affect the use of such property.

 4.04 Changes Since Date of Financial Statements. Since the date of the financial statements, except as disclosed in writing, there has not been any material change in the financial position or assets of the Purchaser.

 4.05 Accuracy of All Statements Made by Purchaser. No representation or warranty by the Purchaser in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by the Purchaser pursuant to this Agreement, nor any document or certificate delivered to the Company or the Shareholders pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

 4.06 Legality of Shares to be Issued. The shares of common stock of Purchaser to be delivered pursuant to this Agreement, when so delivered, will have been duly and validly authorized and issued by Purchaser and will be fully paid and non-assessable.

 4.07 No Covenant as to Tax Consequences. It is expressly understood and agreed that neither Purchaser nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement.

 ARTICLE V

Covenants of Shareholders

 5.01 Access to Information. Purchaser and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts and documents of the Company, and the Company shall furnish or cause to be furnished to Purchaser and its authorized representative all information with respect to its affairs and business of the Company as Purchaser may reasonably request.

 5.02 Actions Prior to Closing. From and after the date of this Agreement and until the closing date, the Company shall not materially alter its business.

 ARTICLE VI

Conditions Precedent to Purchaser's Obligations

 Each and every obligation of Purchaser to be performed on the closing date shall be subject to the satisfaction of the Purchaser of the following conditions:

 6.01 Truth of Representations and Warranties. The representations and warranties made by the Company and Shareholders in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

 6.02 Compliance with Covenants. Shareholders shall have performed and complied with all obligations under this Agreement which are to be performed or complied with by them prior to or on the closing date, including the delivery of the closing documents specified hereafter.

 6.03 Absence of Suit. No action, suit or proceedings before any court or any governmental or regulatory authority shall have been commenced or threatened and, no investigation by any governmental or regulatory authority shall have been commenced, against the Shareholders, the Company or any of the affiliates, associates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

 6.04 Receipt of Approvals, Etc. All approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

 6.05 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change which materially impairs the ability of the Company to conduct its business or the earning power thereof on the same basis as in the past.

 6.06 Accuracy of Financial Statement. Purchaser and its representatives shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Company furnished to Purchaser herewith.

 6.07 Proceedings and Instruments Satisfactory; Certificates. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as Purchaser may request shall have been delivered to Purchaser. The Company and the Shareholders shall have delivered certificates in such detail as Purchaser may request as to compliance with the conditions set forth in this Article 6.

 ARTICLE VII

Conditions Precedent to Obligations

of the Company and Shareholders

 Each and every obligation of the Company and shareholders to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

 7.01 Truth of Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true at and as of the closing date as though such representations and warranties were made at and as of the transfer date.

 7.02 Purchaser's Compliance with Covenants. Purchaser shall have performed and complied with its obligations under this Agreement which are to be performed or complied with by it prior to or on the closing date.

 7.03 Absence of Suit. No action, suit or proceedings before any court or any governmental or regulatory authority shall have been commenced or threatened and, no investigation by any governmental or regulatory authority shall have been commenced against Purchaser, or any of the affiliates, associates, officers or directors of the Purchaser seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

 7.04 Receipt of Approvals, Etc. All approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

 7.05 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change which materially impairs the ability of the Purchaser to conduct its business or the earning power thereof on the same basis as in the past.

 7.06 Accuracy of Financial Statements. The Company and the Shareholders shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Purchaser furnished to the Company herewith.

 7.07 Proceedings and Instruments Satisfactory; Certificates. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as the Company may request shall have been delivered to the Company. The Purchaser shall have delivered certificates in such detail as the Shareholders may request as to compliance with the conditions set forth in this Article 7.

 ARTICLE VIII

Indemnification

 The Shareholders and the Company shall indemnify Purchaser for any loss, cost, expense or other damage suffered by Purchaser resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty or covenant made by the Company herein. Purchaser shall indemnify and hold the Shareholders harmless from and against any loss, cost, expense or other damage (including, without limitation, attorneys' fees and expenses) resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to, the falsity or the breach of any representation, covenant, warranty or agreement made by Purchaser herein.

  ARTICLE IX

Security Act Provisions

 9.01 Restrictions on Disposition of Shares. Shareholders covenant and warrant that the shares received are acquired for their own accounts and not with the present view towards the distribution thereof and will not dispose of such shares except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) in any other transaction which, in the opinion of counsel, acceptable to Purchaser, is exempt from registration under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. In order to effectuate the covenants of this sub-section, an appropriate endorsement will be placed upon each of the certificates of common stock of the Purchaser at the time of distribution of such shares pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for the securities.

 9.02 Notice of Limitation Upon Disposition. Each Shareholder is aware that the shares distributed pursuant to this Agreement will not have been registered pursuant to the Securities Act of 1933, as amended; and, therefore, under current interpretations and applicable rules, the shareholder will probably have to retain such shares for a period of at least one year and at the expiration of such one year period sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the Securities and Exchange Commission and such disposition may be available only if the Purchaser is current in its filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or other public disclosure requirements, and the other limitations imposed thereby on the disposition of shares of the Purchaser. Additionally, "affiliates" owning shares will be subject to additional restrictions limiting sales.

9.03 Limited Public Market for Common Shares. Each Shareholder acknowledges that the common shares being issued pursuant to this agreement currently have a limited public market in which the shares may be liquidated and there is no assurance that such pubic market will grow or develop.

 ARTICLE X

Closing

 10.01 Time. The closing of this transaction ("closing") shall be effective on such date set by the parties, on only after shareholder approval of the reverse split of the Company's common stock. Such date is referred to in this agreement as the "closing date."

  10.02 Documents To Be Delivered by Shareholders. At the closing Shareholders shall deliver to Purchaser the following documents:

 (a) Certificates or assignments for all shares of stock of the Company in the manner and form required by sub-section 1.01 hereof.

 (b) A certificate signed by the President of the Company that the representations and warranties made by the Company in this Agreement are true and correct on and as of the closing date with the same effect as though such representations and warranties had been made on or given on and as of the closing date and that Shareholders have performed and complied with all of their obligations under this Agreement which are to be performed or complied with by or prior to or on the closing date.

 (c) A copy of the by-laws of the Company certified by its secretary and a copy of the certificate of incorporation of the Company.

 (d) Certificates or letters from Shareholders evidencing the taking of the shares in accordance with the provisions of this agreement and their understanding of the restrictions thereunder.

 (e) Such other documents of transfer, certificates of authority and other documents as Purchaser may reasonably request.

 (f) A certified copy of the duly adopted resolutions of the board of directors of the Company authorizing or ratifying the execution and performance of this Agreement and authorizing or ratifying the acts of its officers and employees in carrying out the terms and provisions thereof.

 10.03 Documents To Be Delivered by Purchaser. At the closing Purchaser shall deliver to Shareholders the following documents:

 (a) Certificates for the number of shares of common stock of Purchaser as determined in Article 1 hereof.

 (b) A certified copy of the duly adopted resolutions of the board of directors of Purchaser authorizing or ratifying the execution and performance of this Agreement and authorizing or ratifying the acts of its officers and employees in carrying out the terms and provisions thereof.

 (c) A certificate signed by the President of the Purchaser that the representations and warranties made by the Purchaser in this Agreement are true and correct on and as of the closing date with the same effect as though such representations and warranties had been made on or given on and as of the closing date and that the Purchaser has performed and complied with all of their obligations under this Agreement which are to be performed or complied with by or prior to or on the closing date.

 (d) Documents for the appointment of new management and the resignation of current management.

 (e) Confirmation that the Purchaser has no assets and no liabilities and that with the issuance of 15,900,000 shares to the shareholders of the Company, there will be a total of approximately17,353,242 shares issued and outstanding.

 ARTICLE XI

Termination and Abandonment

 This Agreement may be terminated and the transaction provided for by this Agreement may be abandoned without liability on the part of any part to any other, at any time before the closing date, or on a post closing basis as provided previously herein:

 (a) By mutual consent of Purchaser and the Shareholders;

 (b) By Purchaser if any of the conditions provided for in Article 6 of this Agreement have not been met and have not been waived in writing by Purchaser.

 (c) By the Company if any of the conditions provided for in Article 7 of this Agreement have not been met and have not been waived in writing by the Company.

 In the event of termination and abandonment by any party as above provided in this Article, written notice shall forthwith be given to the other party, and each party shall pay its own expenses incident to preparation for the consummation of this Agreement and the transactions contemplated hereunder.

 ARTICLE XII

Miscellaneous

 1. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

 (a) If to the Company or the Shareholders, to Andrew Cosentino, Bioaccelerate Inc at 712 Fifth Avenue, New York, NY, 10019 Reference: Innovate Oncology Inc., or to such other person and place as the Company shall furnish to Purchaser in writing; or

 (b) If to Purchaser, to Hampton Berkshire Insurance and Financial, Inc., c/o Nathan W. Drage Law Office, 4766 Holladay Blvd., Holladay, Utah 84117 or to such other person and place as Purchaser shall furnish to Company in writing.

 2. Announcements. Announcements concerning the transactions provided for in this Agreement by either the Company or Purchaser shall be subject to the approval of the other in all essential respects, except that the approval of the Company shall not be required as to any statements and other information which Purchaser may submit to its shareholders.

 3. Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Nevada, United States of America.

 4. Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

 5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

  6. Holidays. If any obligation or act required to be performed hereunder shall fall due on a Saturday, Sunday or other day which is a legal holiday established by the State of Nevada, such obligation or act may be performed on the next succeeding business day with the same effect as if it had been performed upon the day appointed.

 7. Computation of Time. The time in which any obligation or act provided by this Agreement is to be performed is computed by excluding the first day and including the last, unless the last day is a holiday, in which event such day shall also be excluded.

 8. Governing Law and Venue. This Agreement shall be governed by and interpreted pursuant to the laws of the State of Nevada. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction within the State of Nevada and in no other place.

 9. Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

 10. No Other Agreements. This Agreement constitutes the entire Agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.

 11. Rights are Cumulative. The rights and remedies granted hereunder shall be in addition to and cumulative of any other rights or remedies provided under the laws of the State of Nevada.

 12. Waiver. No delay or failure in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in default. No single or partial exercise of any power or right hereunder shall preclude any other or further exercise thereof or the exercise of any other power or right.

 13. Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

 14. Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.

 15. Amendment. This Agreement or any provision hereof may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

 16. Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

 17. Counterparts. This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument, provided that Purchaser shall have no obligations hereunder until all Shareholders have become signatories hereto.

  IN WITNESS WHEREOF, the parties hereto executed the foregoing Acquisition Agreement as of the day and year first above written.

 Hampton Berkshire Insurance

and Financial, Inc.

  By ___________________________

Lionel L. Drage, President

COMPANY: Innovate Oncology, Inc.

   By ___________________________

Nigel Rulewski, President

 Attest: ____________________________

   SHAREHOLDERS:

   __________________________________

     __________________________________

      SCHEDULE A

    Name Shares To Be Purchased

 Bioaccelerate Inc 1,500 shares

       Total 1,500 shares

  SCHEDULE B

    Name Shares To Be Issued

 Bioaccelerate Inc 15,900,000

    Total 15,900,000